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                      SECURITIES AND EXCHANGE COMMISSION



                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                                Date of Report

              (Date of earliest event reported): March 30, 1998
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                                  FWT, INC.
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            (Exact name of registrant as specified in its charter)


Texas                                                                 75-1040743
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(State of other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


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                           (Commission File Number)


1901 East Loop 820 South, Fort Worth, Texas                           76112-7899
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(Address of Principal executive offices)                              (Zip Code)


      Registrant's telephone number, including area code (817) 457-3060
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Item 5.  Other Events

     On March 30, 1998, Roy J. Moore terminated his employment with FWT, Inc. ("FWT" or the "Company"). Mr. Moore had previously served as President and Chief Executive Officer of the Company and, since March 19, 1998, had served as Vice Chairman of the Company. Under the terms of his Employment Agreement with FWT, Mr. Moore will be entitled to receive an annual salary of $200,000, an annual bonus based on the earnings and performance of the Company, and various other benefits with an estimated annual value of $25,000 through December 31, 2000. Mr. Moore continues to serve as a member of the Board of Directors of the Company.

     On March 19, 1998, the Company announced that Douglas A. Standley had been named President and Chief Executive Officer of the Company. Mr. Standley joined FWT in November 1997 as Chief Operations Officer and President, Fort Worth Division. Prior to joining the Company, he was director of Synergetics, an international management consulting company specializing in corporate turnaround, business integration, production planning and process implementation.

     In addition, on April 3, 1998, Carl R. Moore terminated his employment with FWT. Under the terms of his Employment Agreement with the Company, Mr. Moore, who had previously served as Vice President of FWT, will be entitled to receive an annual salary of $200,000, an annual bonus based on the earnings and performance of the Company, and various other benefits with an estimated annual value of $25,000 through December 31, 2000.



                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 8, 1998



                                   FWT, INC.
                                   ---------
                                  (REGISTRANT)


                          BY: /s/ DOUGLAS A. STANDLEY
                              -----------------------------------
                          NAME: DOUGLAS A. STANDLEY
                          TITLE:  PRESIDENT AND CHIEF EXECUTIVE OFFICER